EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2003, relating to the financial statements, which appears in Caterpillar Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Memphis, Tennessee
September 26, 2003